Exhibit 5.1

September 11, 2020

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, TX 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Talos Energy Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 4,602,460 shares of the Company’s common stock, par value $0.01 per share (the “Resale Common Stock”). We have also participated in the preparation of a Prospectus relating to the Resale Common Stock (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the Registration Rights Agreement, dated as of August 5, 2020, by and among the Company and the other parties listed on the signature pages thereto, (iii) the Escrow Agreement, dated as of June 19, 2020, by and among Talos Production Inc., Castex Energy Partners, LLC, Castex Offshore, Inc. and Citibank, N.A. as escrow agent, (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, (v) the Registration Statement and (vi) the Prospectus. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

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In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing the documents that we reviewed has the legal capacity and authority to do so; (v) the Registration Statement and any subsequent amendments (including any post-effective amendments), will be effective and comply with all applicable laws and (vi) all Resale Common Stock will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.    The shares of Resale Common Stock proposed to be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction, domestic or foreign. We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.